Exhibit 23.1

Kabani and Company
Certified Public Accountant
8700 Warner Avenue, Suite 280
Fountain Valley, CA 92708
(714) 849-1543

Hamid Kabani, C.P.A.

Independent Auditor’s Consent

To the Board of Directors
VPN Communications Corporation

             I consent to the use of my report dated January 12, 2001 of the financial statements of VPN Communications Corporation, at September 30, 2000 and 1999, in the filing of the 10-KSB, and the reference made to me therein.

/s/ KABANI & COMPANY

Fountain Valley, California January 12, 2001